EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 33-33693, 333-82205 and 333-227240 on Form S-8 of our report dated June 28, 2022, relating to the financial statements and supplemental schedules of the Williams-Sonoma, Inc. 401(k) Plan appearing in this Annual Report on Form 11-K of the Williams-Sonoma, Inc. 401(k) Plan for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
June 28, 2022